Exhibit 99

Jefferies Group LLC Reports Fiscal Third Quarter 2018 Financial Results

NEW YORK--(BUSINESS WIRE)--September 21, 2018--Jefferies Group LLC, a wholly-owned subsidiary of Jefferies Financial Group Inc. (NYSE: JEF), today announced financial results for its fiscal third quarter 2018.

Highlights for the three months ended August 31, 2018:

  Total Net Revenues of $778 million
  Investment Banking Net Revenues of $452 million
  Total Equities and Fixed Income Net Revenues of $310 million
  Earnings Before Income Taxes of $87 million
  Net Earnings of $60 million (reflects a 31% tax rate, which includes the impact of certain unusual discrete items related to our non-U.S. subsidiaries planning in respect of the Tax Cuts and Jobs Act (the "Tax Act"))

Highlights for the nine months ended August 31, 2018:

  Total Net Revenues of $2,421 million, up 6% versus the first nine months of last year, excluding last year's $93 million gain on the sale of KCG¹
  Investment Banking Net Revenues of $1,392 million, up 12% compared to the same period last year
  Total Equities and Fixed Income Net Revenues of $974 million
  Earnings Before Income Taxes of $332 million
  Net Earnings of $97 million after Provisional Tax Act-related charge of $160 million, $108 million of which is non-cash; without this charge, we would have reported Adjusted Net Earnings of $258 million²

Rich Handler, Chairman and Chief Executive Officer, and Brian Friedman, Chairman of the Executive Committee, commented: "Our third quarter revenues of $778 million reflect solid performances in Investment Banking, with revenues of $452 million, and in sales and trading where revenues grew to $310 million. The usual summer slow-down appeared to impact activity levels in both the primary and secondary debt markets."

"Our Investment Banking results reflect lower Leverage Finance transaction levels during the period versus the second quarter of this year and the third quarter of last year. Advisory activity levels were also more muted during the period. Equity Capital markets revenues for the quarter were $139 million, an increase of 29% versus the second quarter and 62% versus last year’s third quarter. Compared to this year’s second quarter, we increased our market share and improved our market rankings in both our new issues businesses, as well as our advisory business. Our fourth quarter investment banking backlog is higher than that of any recent periods, and reflects the investments we have made to broaden and deepen our team and capabilities."

"Our Equities Sales and Trading business enjoyed another solid quarter, with revenues of $171 million. We continue to add clients to the platform, particularly in Prime Brokerage and Electronic Trading. Fixed Income Sales and Trading volumes were light during the period, particularly in our international rates business. Fixed Income revenues were $140 million, up 17% from the second quarter, despite lower levels of client engagement. Our Emerging Markets business continued to perform well during the period, despite the challenging environment."

As mentioned before, we expect our going forward tax rate to be about 27%. The higher effective tax rate for this quarter of 31% reflects this run rate plus the impact of certain discrete items related to our non-U.S. subsidiaries planning for the Tax Act.

The attached financial tables should be read in conjunction with our Quarterly Report on Form 10-Q for the quarter ended May 31, 2018 and our Annual Report on Form 10-K for the year ended November 30, 2017. Amounts herein pertaining to August 31, 2018 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarter ended August 31, 2018.

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future results and performance, including our future market share and expected financial results. It is possible that the actual results may differ materially from the anticipated results indicated in these forward-looking statements. Please refer to our most recent Annual Report on Form 10-K for a discussion of important factors that could cause actual results to differ materially from those projected in these forward-looking statements.

Jefferies Group LLC, the world's only independent full-service global investment banking firm focused on serving clients for over 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. Our firm provides a full range of investment banking, advisory, sales and trading, research and wealth management services across all products in the Americas, Europe and Asia. Jefferies Group LLC is a wholly-owned subsidiary of Jefferies Financial Group Inc. (NYSE: JEF), a diversified financial services company.

_____________________

¹	Adjusted financial measures are non-GAAP financial measures. Management believes such measure for the comparable results of the nine months ended August 31, 2017 provides meaningful information to investors as it enables investors to evaluate our results, excluding the gain on our equity investment in KCG Holdings Inc., which was sold in July 2017. Refer to the Supplemental Schedule on page 5 for a reconciliation of Adjusted measures to the respective direct U.S. GAAP financial measures. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.
²	Adjusted financial measures are non-GAAP financial measures. Management believes such measure for the first nine months of 2018 provides meaningful information to investors as it enables investors to evaluate our results excluding the impact of the provisional tax charge resulting from the Tax Act. Refer to the Supplemental Schedule on page 5 for a reconciliation of Adjusted measures to the respective direct U.S. GAAP financial measures. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	August 31, 2018	May 31, 2018	August 31, 2017

Revenues:
Commissions and other fees	$155,539	$158,104	$139,082
Principal transactions (1)	143,308	137,802	186,408
Investment banking	465,326	500,297	475,702
Asset management fees (1)	5,184	6,016	4,272
Interest	305,347	307,327	230,496
Other	13,581	47,263	12,371
Total revenues	1,088,285	1,156,809	1,048,331
Interest expense	310,670	334,252	247,639
Net revenues	777,615	822,557	800,692

Non-interest expenses:
Compensation and benefits	428,033	444,094	462,933

Non-compensation expenses:
Floor brokerage and clearing fees	45,745	46,244	44,869
Underwriting costs	20,528	13,029	—
Technology and communications	76,877	76,381	72,440
Occupancy and equipment rental	25,559	24,993	27,736
Business development	39,733	42,393	23,125
Professional services	35,316	35,991	25,007
Other	18,723	17,567	22,318
Total non-compensation expenses	262,481	256,598	215,495
Total non-interest expenses	690,514	700,692	678,428
Earnings before income taxes	87,101	121,865	122,264
Income tax expense	26,923	23,857	38,439
Net earnings	60,178	98,008	83,825
Net earnings (loss) attributable to noncontrolling interests	(4)	4	10
Net earnings attributable to Jefferies Group LLC	$60,182	$98,004	$83,815

Pre-tax operating margin	11.2%	14.8%	15.3%
Effective tax rate	30.9%	19.6%	31.4%
(1)	Certain reclassifications within revenue line items have been made for the three month period ended August 31, 2017. We have reorganized the presentation of our gains and losses generated from our capital invested in asset management funds managed by us and related parties. This was previously presented as Asset management: Investment income (loss) from investments in managed funds and is now presented within Principal transactions revenues.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Nine Months Ended
	August 31, 2018	August 31, 2017

Revenues:
Commissions and other fees	$461,545	$437,547
Principal transactions (1)	498,583	688,568
Investment banking	1,405,614	1,235,586
Asset management fees (1)	16,130	16,368
Interest	870,490	660,323
Other	79,327	58,691
Total revenues	3,331,689	3,097,083
Interest expense	910,271	721,584
Net revenues	2,421,418	2,375,499

Non-interest expenses:
Compensation and benefits	1,327,760	1,373,627

Non-compensation expenses:
Floor brokerage and clearing fees	135,808	138,221
Underwriting costs	47,832	—
Technology and communications	222,335	205,425
Occupancy and equipment rental	75,143	77,145
Business development	124,233	72,223
Professional services	101,715	83,544
Other	54,888	62,670
Total non-compensation expenses	761,954	639,228
Total non-interest expenses	2,089,714	2,012,855
Earnings before income taxes	331,704	362,644
Income tax expense	234,337	95,009
Net earnings	97,367	267,635
Net earnings (loss) attributable to noncontrolling interests	(1)	50
Net earnings attributable to Jefferies Group LLC	$97,368	$267,585

Pre-tax operating margin	13.7%	15.3%
Effective tax rate (2)	70.6%	26.2%

(1)	Certain reclassifications within revenue line items have been made for the nine month period ended August 31, 2017. We have reorganized the presentation of our gains and losses generated from our capital invested in asset management funds managed by us and related parties. This was previously presented as Asset management: Investment income (loss) from investments in managed funds and is now presented within Principal transactions revenues.
(2)	The effective tax rate for the nine months ended August 31, 2018 includes a provisional tax charge of $160 million as a result of the Tax Act.

JEFFERIES GROUP LLC AND SUBSIDIARIES CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA (Amounts in Thousands, Except Where Noted) (Unaudited)

	Nine Months Ended August 31, 2018
	GAAP	Adjustments	Adjusted

Net earnings (excluding provisional tax charge)	$97,367	$160,190	$257,557

Increase in Net revenues (excluding KCG) for the nine months ended August 31, 2018 compared to the prior year period	1.9%	4.2%	6.1%

	Nine Months Ended August 31, 2017
	GAAP	Adjustments	Adjusted

Net revenues (excluding KCG)	$2,375,499	$(93,379)	$2,282,120

This presentation of Adjusted financial information is an unaudited non-GAAP financial measure. Adjusted financial information begins with information prepared in accordance with U.S. GAAP and then those results are adjusted to exclude the provisional tax charge of $160 million related to the enactment of the Tax Act in the first nine months of 2018. Adjusted financial information also begins with information prepared in accordance with U.S. GAAP and then those results are adjusted to exclude the $93 million gain on our equity investment in KCG Holdings Inc., which was sold in July 2017. The Company believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors as they enable investors to evaluate the Company's results excluding the impact of the provisional tax charge as a result of the enactment of the Tax Act and the gain on the sale of our equity investment in KCG Holdings Inc. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

JEFFERIES GROUP LLC AND SUBSIDIARIES SELECTED STATISTICAL INFORMATION (Amounts in Thousands, Except Other Data) (Unaudited)

	Quarter Ended
	August 31, 2018	May 31, 2018	August 31, 2017
Net Revenues by Source
Equities	$170,611	$175,083	$163,009
Fixed income	139,846	119,987	140,167
Total sales and trading	310,457	295,070	303,176

Equity	139,220	107,553	86,081
Debt	138,515	175,762	186,261
Capital markets	277,735	283,315	272,342
Advisory	187,591	216,982	203,360
Other investment banking	(13,732)	6,065	2
Total investment banking	451,594	506,362	475,704

Other	9,086	3,830	9,426

Total Capital Markets	771,137	805,262	788,306

Asset management fees	5,184	6,016	4,180
Investment return	1,294	11,279	8,206
Total Asset Management	6,478	17,295	12,386

Net revenues	$777,615	$822,557	$800,692

Other Data
Number of trading days	65	64	65
Number of trading loss days	11	9	3

Average firmwide VaR (in millions) (1)	$7.53	$6.78	$6.51

(1)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2017.

JEFFERIES GROUP LLC AND SUBSIDIARIES SELECTED STATISTICAL INFORMATION (Amounts in Thousands, Except Other Data) (Unaudited)

	Nine Months Ended
	August 31, 2018	August 31, 2017
Net Revenues by Source
Equities	$501,471	$493,369
Fixed income	472,886	517,219
Total sales and trading	974,357	1,010,588

Equity	326,613	222,549
Debt	483,271	474,736
Capital markets	809,884	697,285
Advisory	595,730	538,301
Other investment banking	(13,885)	7,437
Total investment banking	1,391,729	1,243,023

Other	22,714	95,945

Total Capital Markets	2,388,800	2,349,556

Asset management fees	16,130	15,102
Investment return	16,488	10,841
Total Asset Management	32,618	25,943

Net revenues	$2,421,418	$2,375,499

Other Data
Number of trading days	189	189
Number of trading loss days	27	9

Average firmwide VaR (in millions) (1)	$6.88	$8.63

(1)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2017.

JEFFERIES GROUP LLC AND SUBSIDIARIES FINANCIAL HIGHLIGHTS (Amounts in Millions, Except Where Noted) (Unaudited)

	Quarter Ended
	August 31, 2018	May 31, 2018	August 31, 2017

Financial position:
Total assets (1)	$40,572	$41,123	$39,358
Average total assets for the period (1)	$48,022	$49,496	$45,311
Average total assets less goodwill and intangible assets for the period (1)	$46,189	$47,654	$43,467

Cash and cash equivalents (1)	$4,813	$4,580	$4,807
Cash and cash equivalents and other sources of liquidity (1) (2)	$6,098	$5,881	$6,191
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	15.0%	14.3%	15.7%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	15.7%	15.0%	16.5%

Financial instruments owned (1)	$15,196	$15,706	$14,207
Goodwill and intangible assets (1)	$1,829	$1,835	$1,841

Total equity (including noncontrolling interests) (1)	$5,557	$5,544	$5,655
Total Jefferies Group LLC member's equity (1)	$5,548	$5,543	$5,654
Tangible Jefferies Group LLC member's equity (1) (3)	$3,719	$3,708	$3,813

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4)	$311	$337	$348
Level 3 financial instruments owned - % total assets	0.8%	0.8%	0.9%
Level 3 financial instruments owned - % total financial instruments (1)	2.0%	2.1%	2.4%
Level 3 financial instruments owned - % tangible Jefferies Group LLC member's equity	8.4%	9.1%	9.1%

Other data and financial ratios:
Total long-term capital (1) (5)	$11,261	$11,971	$11,038
Leverage ratio (1) (6)	7.3	7.4	7.0
Tangible gross leverage ratio (1) (7)	10.4	10.6	9.8

Number of trading days	65	64	65
Number of trading loss days	11	9	3
Average firmwide VaR (8)	$7.53	$6.78	$6.51

Number of employees, at period end	3,526	3,438	3,438

JEFFERIES GROUP LLC AND SUBSIDIARIES FINANCIAL HIGHLIGHTS - FOOTNOTES

(1)	Amounts pertaining to August 31, 2018 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the three months ended August 31, 2018.

(2)	At August 31, 2018, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $948 million, in aggregate, and $337 million, being the estimated amount of additional secured financing that could be reasonably expected to be obtained from our financial instruments that are currently not pledged after considering reasonable financing haircuts. The corresponding amounts included in other sources of liquidity at May 31, 2018 were $940 million and $361 million, respectively, and at August 31, 2017, were $1,083 million and $301 million, respectively.

(3)	Tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) represents total Jefferies Group LLC member's equity less goodwill and identifiable intangible assets. We believe that tangible Jefferies Group LLC member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.

(4)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)	At August 31, 2018, May 31, 2018 and August 31, 2017, total long-term capital includes our long-term debt of $5,703 million, $6,428 million and $5,383 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by amounts outstanding under the revolving credit facility and the amount of debt maturing in less than one year, as applicable.

(6)	Leverage ratio equals total assets divided by total equity.

(7)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible Jefferies Group LLC member's equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.

(8)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2017.

CONTACT:
Jefferies Group LLC
Peregrine C. Broadbent
Chief Financial Officer
Tel. (212) 284-2338